                  SUPERCONDUCTING FILTER TECHNOLOGY
                     JOINT DEVELOPMENT AGREEMENT

This Joint Development Agreement is entered into by and between LUCENT TECHNOLOGIES INC., ("LUCENT") a Delaware corporation having offices at 600 Mountain Ave., Murray Hill, NJ 07974, acting through its division Bell Laboratories, and CONDUCTUS, INC. ("CONDUCTUS") a Delaware corporation having a place of business at 969 West Maude Avenue, Sunnyvale, CA 94086. Whereas, Lucent is an industry leader in wireless communications systems; a founding member of the Consortium for Superconducting Electronics and a leader in superconducting Research and Development with considerable knowledge and skill in superconducting RF design, thermal management techniques, and cooled amplifier engineering;

Whereas, Conductus is an industry leader in superconducting and cryogenic electronic applications; has been an Associate Member of the Consortium for Superconducting Electronics, working with Lucent on the development of superconducting filters, and is interested in developing a commercial market for superconducting filters for wireless base stations and related cryogenic technology as rapidly as practicable;

Whereas, Conductus has been developing superconducting filters and associated cryogenics for wireless communications applications and desires to develop a manufacturing capability for such devices; and Lucent is interested in developing an outside supplier(s) of such products should they provide sufficient system-level benefit;

Whereas, Lucent and Conductus are interested in seeking ARPA funding for a cost-shared program for the prototyping and evaluation of superconducting filters for wireless applications; and

Whereas, the Parties wish to enter into a joint development agreement to define their respective roles and responsibilities and thus successfully satisfy the objectives of such a program;

Now, therefore, the Parties agree as follows:

1.   DEFINITIONS.

1.1  "Agreement" means this Joint Development Agreement.

1.2 "Program" means all work undertaken by the Parties during the term of this Agreement to achieve the goals set forth in the Statement of Work, including any amendments thereto.

1.3 "Background Technology" means and includes Technical Information not generated in the course of Agreement.

1.4 "Subject Invention" means any invention arising from work performed specifically in the course of the Program.

1.5 "Patents" shall mean all patents and applications relating thereto worldwide resulting from Subject Inventions.

1.6 "Technical Information" shall mean and include, but not be limited to, inventions, creations, processes, mask works, works of authorship, software or know-how and improvements thereto, whether or not patentable or copyrightable.

1.7 "PROGRAM INTELLECTUAL PROPERTY" means patents and patent applications resulting from Subject Inventions, copyrighted computer software and Technical Information first created in the course of the Program.

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                  SUPERCONDUCTING FILTER TECHNOLOGY
                     JOINT DEVELOPMENT AGREEMENT

2. ADMINISTRATION AND GOVERNANCE.

2.1 OBLIGATIONS OF THE PARTIES. The parties agree to work together to accomplish the objectives of the Agreement by performing the various Tasks described in the Statement of Work (Exhibit A). The Parties each agree to provide funds or in kind services as necessary to perform their respective roles as set forth in the Statement of Work. These funds include, in part, funding being sought from ARPA under a cost-shared R&D Program.

2.2  MANAGEMENT COMMITTEE

The Management Committee shall be composed of one representative from each Party. The Management Committee shall discuss all business, financial, legal, and technical issues of the Program. The Management Committee shall meet at least semi-annually, and otherwise as mutually agreed. Technical direction for the Program shall be provided by Lucent. Lucent shall provide the primary interface from the Joint Development Agreement to ARPA for the technical management of the cost-shared R&D Program.

2.3  DISPUTE RESOLUTION

Disputes arising between the parties shall be referred first to the Management Committee for resolution. If the Management Committee fails to achieve satisfactory resolution of any dispute, such dispute shall be referred to the upper management of the Parties for resolution. Failing adequate resolution by upper management, the Parties shall submit the dispute to a sole mediator selected by the Parties. If not thus resolved, the dispute shall be referred to a sole arbitrator selected by the Parties within thirty (30) days of the mediation.

The requirement for arbitration shall not be deemed a waiver of any right of termination under this Agreement. The place of mediation and arbitration shall be selected by mutual agreement between the Parties. Each Party shall bear its own expenses, but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

No provision herein stated shall prevent either Party from seeking preliminary relief in a court of competent jurisdiction.

The Parties, their representatives, other participants, and the mediator and arbitrator shall hold the existence, content, and result of mediation and arbitration in confidence.

3.    CONFIDENTIAL INFORMATION

In connection with activities under the Program, each Party may disclose to the other, during the duration of the Program, proprietary information which the disclosing Party considers to be confidential. Such information will be referred to in this Article as CONFIDENTIAL INFORMATION. The receiving Party shall protect such information as confidential, provided that:

 a. if in a tangible form or medium, the disclosed information shall be clearly marked by the disclosing Party as Confidential or Proprietary information of such Party; and

 b. if disclosed orally, the disclosing person shall so state at the time of disclosure and within 30 days thereafter shall identify such information as Confidential or Proprietary and summarize such information in a written memorandum.

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

                  SUPERCONDUCTING FILTER TECHNOLOGY
                     JOINT DEVELOPMENT AGREEMENT

The receiving Party may use CONFIDENTIAL INFORMATION only for the purposes of the Program, shall limit disclosure of such information to those of its employees to whom such disclosure is necessary for the purposes of the Program, and shall protect such information with the same degree of care it uses to protect its own confidential information. The receiving Party may disclose CONFIDENTIAL INFORMATION to third parties only with the prior written consent of the disclosing Party.

The obligations of the preceding paragraph shall not apply to disclosed information from the time and to the extent that such information:

 a. is or becomes known to the public through no fault of the receiving Party;

 b. was known to the receiving Party prior to disclosure by the disclosing Party or is subsequently rightfully obtained by the receiving Party from a third party without obligation of confidentiality; or

 c. is developed by the receiving Party independently of such disclosed information, as evidenced by written records.

Upon written request, each Party shall return all copies of CONFIDENTIAL INFORMATION received hereunder, or certify the destruction of all such copies, to the disclosing Party.

The obligations of this Article shall survive for five (5) years following the termination of this Agreement as set forth in Article 5.

4.    INTELLECTUAL PROPERTY

4.1 BACKGROUND TECHNOLOGY No license under either Party's rights in Background Technology is granted or implied by this Agreement. If licensing of Background Technology from one Party to the other is reasonably necessary for the successful conduct of the Program or future manufacture of products which are the subject of this Agreement, such license or licenses may be separately negotiated. Nothing herein shall abridge any existing or separately obtained rights of either Party to Background Technology.

4.2 OWNERSHIP OF INTELLECTUAL PROPERTY Title in patents and patent applications resulting from Subject Inventions shall vest in that Party whose employees made such inventions. In the case of inventions jointly made by employees of both Parties, title shall vest jointly. Each Party shall be responsible for its own costs in preparing, filing, and prosecuting patent applications. The Parties shall cooperate with each other, and shall not unreasonably withhold assistance, in obtaining patents for Subject Inventions.

Title in copyrighted computer software and in Technical Information first created in the course of the Program shall vest in that Party whose employees created such software or Technical Information. In the case of software or Technical Information jointly created by employees of both Parties, title shall vest jointly. Each Party shall have unrestricted rights in jointly owned software and technical information including the right to commercialize the same without accounting to the other Party.

Parties agree to abide by Intellectual Property Rights conditions of the ARPA funding vehicle for the cost-shared R&D Program, when negotiated.

                  SUPERCONDUCTING FILTER TECHNOLOGY
                     JOINT DEVELOPMENT AGREEMENT

4.3 LICENSING OF INTELLECTUAL PROPERTY Each Party shall, and hereby does, grant to the other a non-exclusive, royalty-free license to personally use its PROGRAM INTELLECTUAL PROPERTY solely for research purposes within the scope of the Statement of Work, and to make products and have the same made solely for such use. Commercial use of the PROGRAM INTELLECTUAL PROPERTY of each Party by the other shall be subject to the provisions set forth herein.

 a)   Conductus agrees to pay Lucent a fee of     % on all sales of
 communications systems, subsystems, and components for communications systems operating in a frequency range between 500MHz and 2.5GHz, sold within a period of seven (7) years from the date of this Agreement . Thereafter, Conductus shall have a worldwide, paid-up, non-exclusive license to Lucent's PROGRAM INTELLECTUAL PROPERTY to make, use and sell communications systems, subsystems, and components for communications systems operating in a frequency range between 500MHz and 2.5GHz.

 b) Conductus agrees to offer Lucent a license to make, have made, use, sell, offer for sale, and import communications systems, subsystems and components for communications systems operating in a frequency range between 500MHz and 2.5GHz incorporating superconductive or cryocooled electronics. Such license shall be without right of sublicense except as to affiliates, and as to such rights as are necessary in the distribution of products or offering of services using such products.

   Such license shall be on reasonable commercial terms and conditions, and shall be no less favorable than licenses granted by Conductus to its other licensees. It shall also include rights to Conductus' Background Technology useful in the manufacturing of the foregoing products.

 c) The Parties agree to negotiate a fee for the sale of derivative products incorporating Subject Inventions outside the above license scope.

4.4 SURVIVAL The provisions of this Article shall survive the expiration or termination of this Agreement.

5.    Final Program Evaluation

As part of the referenced Statement of Work (Exhibit A), the final decision point incorporates an evaluation of the commercial viability of the resulting prototypes and will include the discussion of the ongoing supplier relationship between Conductus and Lucent for use of these products.

6.   Term and Termination.

Except as set forth below, this Agreement shall continue in full force and effect until the Parties' obligations as set forth in this Agreement have been completed.

This Agreement shall terminate if the Parties fail to obtain ARPA funding for the cost-shared R&D Program by June 30, 1996.

The Parties shall formally consider the technical merits of the Program at each of the Technical Decision Points (Milestones) set forth in the Statement of Work (See Exhibit A) These Technical Decision Points shall also be included in the ARPA cost-shared R&D Program. Upon mutual agreement between the Parties or upon a good faith determination by either party that the

                  SUPERCONDUCTING FILTER TECHNOLOGY
                     JOINT DEVELOPMENT AGREEMENT

technology does not merit further development, either Party may terminate its participation in this agreement with 90 days written notice to the other Party. The terminating Party bears a responsibility to make available its PROGRAM INTELLECTUAL PROPERTY and necessary Background Intellectual Property to enable a successor organization to assume its role in the Joint Development Agreement and associated ARPA Program. The Terminating Party shall bear all its own costs relating to its termination.

In the event of termination of this Agreement prior to completion of the Program, the Parties shall enter into good faith negotiations aimed at revising the licensing and fee provisions of Article 4 in a commercially reasonable manner.

7.   LIABILITY, WARRANTY, INSURANCE.

7.1 LIABILITY. Each Party acknowledges that it shall be responsible for any loss, cost, damage, claim or other charge that arises out of or is caused by the actions of that Party or its employees or agents. Neither Party shall be liable for any loss, cost, damage, claim or other charge that arises out of or is caused by the actions of the other Party or its employees or agents. Neither Party shall be responsible for the actions of the other Party, but is only responsible for those tasks assigned to it and to which it agrees in the Statement of Work contained in Exhibit A. The Parties agree that in no event will consequential or punitive damages be applicable or awarded with respect to any dispute that may arise between the Parties in connection with this Agreement. Each Party indemnifies the other against claims brought by third parties that arise solely from negligence or wrongful acts of the indemnifying party.

7.2 INSURANCE. Each Party agrees to obtain and maintain appropriate public liability and casualty insurance, or adequate levels of self insurance, to insure against any liability caused by that Party's obligations under this Agreement.

8.   NOTICES.

Any notice or request with reference to this Agreement shall be made by first class mail postage prepaid, telex, or facsimile to the addresses shown below. These addresses can be changed by written notification.

     FOR LUCENT:                            FOR CONDUCTUS:
     Lucent Technologies Bell Laboratories  Conductus, Inc.
     600 Mountain Ave.                      969 West Maude Avenue
     Murray Hill, NJ  07974-0636            Sunnyvale, CA  94086
     Attn:  Paul Mankiewich                 Attn: William J. Tamblyn

9.   GENERAL PROVISIONS.

9.1 AMENDMENTS. No amendment or modification of this Agreement shall be valid unless made in writing and signed by both parties.

9.2 ASSIGNMENT The Parties have entered into this Agreement in contemplation of personal performance, each by the other, and intend that the licenses and rights granted hereunder to a

                  SUPERCONDUCTING FILTER TECHNOLOGY
                     JOINT DEVELOPMENT AGREEMENT

Party not be extended to entities other than such Party's subsidiaries without the other Party's express written consent.

Each Party may assign all of its right, title, and interest in this Agreement, and any licenses and rights granted to it hereunder, to any direct or indirect successor to the business of such Party as the result of a reorganization. Such successor shall thereafter be deemed substituted for the assigning Party as the party hereto, effective upon such assignment. However, neither this Agreement nor any licenses or rights hereunder shall be otherwise assignable or transferable (in insolvency proceedings, by reason of a corporate merger, or otherwise) by either Party without the express written consent of the other Party.

9.3 EFFECTIVE DATE. This Agreement shall be effective as of the date of the last signature below.

9.4 FORCE MAJEURE. No Party shall be liable, in respect to any delay in completion of work hereunder or of the non-performance of any term or condition of this Agreement directly or indirectly resulting from delays by Acts of God; acts of the public enemy; strikes; lockouts; epidemic and riots; power failure; water shortage or adverse weather conditions; or other causes beyond the control of the Parties. In the event of any of the foregoing, the time for performance shall be equitably and immediately adjusted, and in no event shall any Party be liable for any consequential or incidental damages from its performance or non-performance of any term or condition of this Agreement. The Parties shall resume the completion of work under this Agreement as soon as possible subsequent to any delay due to force majeure.

9.5 GOVERNING LAW This Agreement shall be governed by and interpreted in accordance with the laws of New Jersey, except for its principles of conflicts of laws.

9.6 HEADINGS. Article and section headings contained in this Agreement are included for convenience only and form no part of this Agreement among the parties.

9.7 SEVERABILITY. If any provision of this Agreement is declared invalid by any court or government agency, all other provisions shall remain in full force and effect.

9.8 USE OF NAMES. No party shall use in any advertising, promotional or sales literature the name of any other party without prior written consent.

9.9 WAIVERS. Waiver by any party of any breach or failure to comply with any provision of this Agreement by another party shall not be construed as, or constitute, a continuing waiver of such provision or a waiver of any other breach of or failure to comply with any other provision of this Agreement.

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

                  SUPERCONDUCTING FILTER TECHNOLOGY
                     JOINT DEVELOPMENT AGREEMENT

In Witness Whereof, the Parties have caused this Agreement to be executed by their duly authorized officers or representatives on the dates shown below.

Lucent Technologies Bell Laboratories  Conductus, Inc.

 Name: /s/ William Brinkman            Name: /s/ William J. Tamblyn
      -----------------------                -----------------------
 Title: Physical Sciences and          Title: VP/CEO
        Engineering Research
        Vice President

 Date: April 25, 1996                  Date: 4-25-96
      -----------------------                -----------------------

                    STATEMENT OF WORK FOR
      SUPERCONDUCTING FILTERS FOR WIRELESS BASE STATION
                    APPLICATIONS PROGRAM

1.   PROGRAM OBJECTIVE

1.1. The objective of the Program is to develop a PCS intelligent antenna front-end subsystem with the following characteristics:

2.3. A description of the Key Program Tasks noted in 2.1 in greater detail follows. This listing should not be construed as exhaustive, but rather, as an initial identification of essential tasks whose completion is vital to the success of the Program:

3.   CTI OBLIGATIONS

4.   LUCENT OBLIGATIONS

4.1.   Lucent responsibilities:

5.   MILESTONES

5.1.   Summary

5.2.   Program Reviews

April 25, 1996

Lucent Technologies, Inc.                 Conductus, Inc.
600 Mountain Avenue                       969 West Maude Avenue
Murray Hill, NJ 07974-0636                Sunnyvale, CA 94086


RE: JOINT DEVELOPMENT AGREEMENT BETWEEN LUCENT TECHNOLOGIES, INC. AND
    CONDUCTUS, INC.

Lucent Technologies, Inc. ("Lucent") and Conductus, Inc. agree that the fee set forth in section 4.3(a) of the Joint Development between the parties dated April 25, 1996 shall not apply to sales of receive-only communications systems sold by Conductus under the provisions of Booz-Allen subcontract agreement B09004-0278, including extensions arising from any option provision therein for which the sales price is set in the referenced subcontract.


Lucent Technologies, Inc.                 Conductus, Inc.


By: /s/ Christine Mann                    By: /s/ William J. Tamblyn
    ---------------------                     ------------------------
    Contracts Specialist                      William J. Tamblyn
                                              VP and CEO

Date: 4/25/96                             Date: 4/25/96